As filed with the Securities and Exchange Commission on May 21, 2003

Registration No. 000-08822

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0214910 (I.R.S. Employer Identification Number)

1001 North Central, 8th Floor Phoenix, Arizona (Address of principal executive offices)	85004 (Zip Code)

Registrant’s telephone number, including area code: (602) 256-6263

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

Common Stock, par value $.01 per share	Not applicable

INFORMATION REQUIRED IN INFORMATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-3.1 Form of Restated Certificate of Incorp.
EX-3.2 Form of Restated Bylaws
EX-4.1 Form of Certificate re Common Stock
EX-10.3 Form of Tax Sharing Agreement
EX-10.4 Form of Agreement to Assign Trademark
EX-10.5 Form of Employment Agreement - Stegmayer
EX-10.6 Stock Incentive Plan
EX-10.7 Form of Employment Agreement - Nolen
EX-10.8 Form of Employment Agreement - Blank
EX-99.1 Information Statement
EX-99.2 Solvency Opinion of Valuation Research Co.

INFORMATION REQUIRED IN INFORMATION STATEMENT

Item 1.   Business.

     The information required by this item is contained in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and the Consolidated Financial Statements in our information statement included as Exhibit 99.1 hereto, and we incorporate such sections herein by reference.

Item 2.   Financial Information.

     The information required by this item is contained in the sections entitled “Summary — Summary Financial Data,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements in our information statement, and we incorporate such sections herein by reference.

Item 3.   Properties.

     The information required by this item is contained in the section entitled “Our Business — Properties” in our information statement, and we incorporate such section herein by reference.

Item 4.   Security Ownership Of Certain Beneficial Owners And Management.

     The information required by this item is contained in the section entitled “Principal Stockholders” in our information statement, and we incorporate such section herein by reference.

Item 5.   Directors And Executive Officers.

     The information required by this item is contained in the section entitled “Management” of our information statement, and we incorporate such section herein by reference.

Item 6.   Executive Compensation.

     The information required by this item is contained in the section entitled “Management” of our information statement, and we incorporate such section herein by reference.

Item 7.   Certain Relationships And Related Transactions.

     The information required by this item is contained in the sections entitled “Summary,” “Risk Factors,” “The Distribution,” “Relationship Between Centex and Us After the Distribution,” “Management,” “Certain Relationships and Related Transactions” and the Consolidated Financial Statements of our information statement, and we incorporate such sections herein by reference.

Item 8.   Legal Proceedings.

     The information required by this item is contained in the section entitled “Our Business — Legal Proceedings” of the information statement, and we incorporate such section herein by reference.

Item 9.	Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters.

     The information required by this item is contained in the sections entitled “Summary,” “Risk Factors,” “The Distribution,” “Trading of Our Common Stock,” “Dividend Policy” and “Description of Our Capital Stock” of our information statement, and we incorporate such sections herein by reference.

Item 10.   Recent Sales Of Unregistered Securities.

     In January 2003, Cavco Industries, Inc. was incorporated under the laws of the State of Delaware and issued 1,000 shares of its common stock to AAA Holdings, Inc. for consideration of $1,000. Prior to the distribution of the common stock of Cavco Industries, Inc. to the stockholders of Centex Corporation, Cavco Industries, LLC will be merged with and into Cavco Industries, Inc. In the merger, each share of Cavco common stock will be cancelled, and the outstanding limited liability company interests in Cavco Industries, LLC held by AAA Holdings, Inc. will be converted into the number of shares of our common stock specified in our information statement. In the opinion of Cavco Industries, Inc. the issuance of the foregoing shares is exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Item 11.   Description Of Registrant’s Securities To Be Registered.

     The information required by this item is contained in the section entitled “Description of Our Capital Stock” of our information statement and we incorporate such section herein by reference.

Item 12.   Indemnification Of Directors And Officers.

     The information required by this item is contained in the sections entitled “Management” and “Description of Our Capital Stock” of our information statement and such sections are incorporated herein by reference.

Item 13.   Financial Statements And Supplementary Data.

     The information required by this item is contained in the sections entitled “Summary — Summary Financial Data” and the Consolidated Financial Statements of our information statement, and such sections are incorporated herein by reference.

Item 14.	Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

     None.

Item 15.   Financial Statements And Exhibits.

     (a)   Financial Statements. The information required by this item is described in the Consolidated Financial Statements beginning on page F-1 of our information statement, and we incorporate such information herein by reference.

     (b)   Exhibits. The following documents are filed as exhibits hereto:

EXHIBIT NO.		DESCRIPTION

3.1	—	Form of Restated Certificate of Incorporation of Cavco Industries, Inc.
3.2	—	Form of Restated Bylaws of Cavco Industries, Inc.
4.1	—	Form of Certificate representing Cavco Industries, Inc. Common Stock
10.1*	—	Form of Distribution Agreement, to be entered into among Centex Corporation, Cavco Industries L.L.C. and Cavco Industries, Inc.
10.2*	—	Form of Administrative Services Agreement, to be entered into between Centex Service Company and Cavco Industries, Inc.
10.3	—	Form of Tax Sharing Agreement, to be entered into among Centex Corporation and its Affiliates and Cavco Industries, Inc.
10.4	—	Form of Agreement to Assign Trademark Rights and Limited Consent to Use Centex Trademarks, to be entered into among Centex Corporation and Cavco Industries, Inc.
10.5	—	Form of Employment Agreement between Cavco Industries, Inc. and Joseph H. Stegmayer.
10.6	—	Cavco Industries, Inc. Stock Incentive Plan.
10.7	—	Form of Employment Agreement between Cavco Industries, Inc. and Sean K. Nolen.
10.8	—	Form of Employment Agreement between Cavco Industries, Inc. and David L. Blank.
21.1*	—	Subsidiaries of Cavco Industries, Inc.
99.1	—	Cavco Industries, Inc. Information Statement.
99.2	—	The Solvency Opinion of Valuation Research Corporation.

*	Previously filed.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CAVCO INDUSTRIES, INC.

By:	/s/ Joseph H. Stegmayer

	Name:	Joseph H. Stegmayer
	Title:	Chairman of the Board, President and Chief Executive Officer

Date: May 19, 2003

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

3.1	—	Form of Restated Certificate of Incorporation of Cavco Industries, Inc.
3.2	—	Form of Restated Bylaws of Cavco Industries, Inc.
4.1	—	Form of Certificate representing Cavco Industries, Inc. Common Stock
10.1*	—	Form of Distribution Agreement, to be entered into among Centex Corporation, Cavco Industries L.L.C. and Cavco Industries, Inc.
10.2*	—	Form of Administrative Services Agreement, to be entered into between Centex Service Company and Cavco Industries, Inc.
10.3	—	Form of Tax Sharing Agreement, to be entered into among Centex Corporation and its Affiliates and Cavco Industries, Inc.
10.4	—	Form of Agreement to Assign Trademark Rights and Limited Consent to Use Centex Trademarks, to be entered into among Centex Corporation and Cavco Industries, Inc.
10.5	—	Form of Employment Agreement between Cavco Industries, Inc. and Joseph H. Stegmayer.
10.6	—	Cavco Industries, Inc. Stock Incentive Plan.
10.7	—	Form of Employment Agreement between Cavco Industries, Inc. and Sean K. Nolen.
10.8	—	Form of Employment Agreement between Cavco Industries, Inc. and David L. Blank.
21.1*	—	Subsidiaries of Cavco Industries, Inc.
99.1	—	Cavco Industries, Inc. Information Statement.
99.2	—	The Solvency Opinion of Valuation Research Corporation.

*	Previously filed.